UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2025

TECHTARGET, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42428	99-2218610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street
Newton, Massachusetts		02466
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TTGT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On July 22, 2025, TechTarget, Inc. (the "Company") issued a press release providing an update on its business ahead of Informa PLC’s ("Informa") Half-Year Results, which were published on July 23, 2025 and included its consolidation of the Company. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in Item 2.02 of this Form 8-K (including Exhibit 99.1) is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation by reference language in such filing, except as expressly set forth by specific reference in such a filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 24, 2025, the Company held its 2025 Annual Meeting of Stockholders ("Annual Meeting"). At the Annual Meeting, the Company's stockholders voted on four proposals, each of which is further described in the Company's definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 10, 2025 (the "Proxy Statement"). Of the 71,489,000 shares of the Company's Common Stock ("Common Stock") issued and outstanding as of the close of business on May 30, 2025, the record date for the determination of stockholders entitled to vote at the Annual Meeting, holders of 68,208,118 shares (or approximately 95%) of Common Stock were present or represented by proxy at the Annual Meeting. Below are the voting results for the proposals submitted to the Company's stockholders for a vote at the Annual Meeting.

Proposal No. 1 - The Company's stockholders elected all of the director nominees named below and in the Proxy Statement to the Company’s Board of Directors (the “Board”) for a term expiring at the Company’s 2026 annual meeting of stockholders and until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal, as set forth below:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Sally Ashford	55,051,879	9,398,293	2,655	3,755,291
Stephen A. Carter	54,742,983	9,683,900	25,944	3,755,291
David Flaschen	63,798,754	651,418	2,655	3,755,291
M. Sean Griffey	58,234,538	6,215,634	2,655	3,755,291
Don Hawk	58,235,260	6,214,937	2,630	3,755,291
Mary McDowell	62,920,110	1,530,062	2,655	3,755,291
Gary Nugent	59,409,878	5,040,005	2,944	3,755,291
Perfecto Sanchez	62,990,836	1,459,277	2,714	3,755,291
Christina Van Houten	61,060,594	3,367,029	25,204	3,755,291

Proposal No. 2 - The Company's stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025, as set forth below:

For	Against	Abstain	Broker Non-Votes
68,123,049	69,208	15,861	0

Proposal No. 3 - The Company's stockholders approved, on an advisory (non-binding) basis, the resolution to approve the compensation of our named executive officers ("Say-on-Pay") as described in the Proxy Statement, as set forth below:

For	Against	Abstain	Broker Non-Votes
59,585,633	4,863,922	3,272	3,755,291

Proposal No. 4 - In an advisory (non-binding) vote on the frequency of future Say-on-Pay votes to be held at our annual meeting of stockholders, a majority of the Company’s stockholders that voted on the matter indicated a preference to hold future advisory Say-on-Pay votes every year, as set forth below:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
63,662,360	16,300	772,388	1,779	3,755,291

After taking into consideration the foregoing voting results and the Board’s prior recommendation in favor of an annual advisory Say-on-Pay vote, the Board intends to hold future advisory Say-on-Pay votes every year.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1 relating to Item 2.02 shall be deemed to be furnished, and not filed:

Exhibit Number	Description
99.1	Press Release dated July 22, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.

Date:	July 28, 2025	By:	/s/ Charles D. Rennick
Charles D. Rennick Vice President, General Counsel, and Corporate Secretary